Exhibit 5

                                 ROBERT D. REMY
                                 ATTORNEY AT LAW

                             TWO MEMORIAL CITY PLAZA
                             -----------------------
                             820 GESSNER, SUITE 1360
                              HOUSTON, TEXAS 77024

                            TELEPHONE (713) 465-8008
                            TELECOPIER (713) 465-8018

                                 March 20, 2001


Biozhem Cosmeceuticals, Inc.
19641 Descartes
Foothill Ranch, CA  92610

         Re: Form S-8 Registration of Shares Reserved Pursuant to that certain Agreement for Services dated February 23, 2001, by and between Biozhem Cosmeceuticals, Inc. and Script to Screen, Inc., as assigned to Barbara Lee Kerry (the "Agreement")

Gentlemen:

         In connection with the proposed registration of 25,000 shares of Common Stock, $.001 par value, of Biozhem Cosmeceuticals, Inc., a Texas corporation (the "Company"), by the Company on Form S-8 for issuance pursuant to the Agreement, we have examined the following:

         1. The Articles of Incorporation of the Company, as amended to date;

         2.       The Bylaws of the Company, as amended to date;

         3. Resolutions of the Board of Directors of the Company with respect to the adoption of the Agreement;

         4.       The Agreement;

         5. The Assignment between Script to Screen, Inc. and Barbara Lee Kerry dated effective February 23, 2001; and

         6. The Registration Statement on Form S-8 and the exhibits thereto to be filed with the Securities and Exchange Commission.

         Based upon such examination and upon examination of such other documents and records as we have deemed necessary, we are of the opinion that:

         (a) The Company has been duly incorporated under the laws of the State of Texas and is a validly organized and existing corporation.

         (b) The shares of Common Stock to be offered by the Company pursuant to the Agreement, when issued and paid for upon the terms and in the manner set forth in the Agreement, will be legally issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement on Form S-8.


                                Very truly yours,

                               /S/ ROBERT D. REMY
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                                 Robert D. Remy
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